Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 19, 2015, with respect to the consolidated financial statements included in the Annual Report of Viper Energy Partners LP on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Viper Energy Partners LP on Form S-8 (File No. 333-196971, effective June 23, 2014).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
February 19, 2015